UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2006

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Eastlake Avenue East, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Registrant's wholly-owned subsidiary, EvergreenBank (the "Bank"), has entered into a Cost Sharing Agreement (the "Agreement") with PEMCO Mutual Insurance Company ("PMIC"). This agreement replaces the Cost Sharing Agreement referred to in Item 1.02 below.

The Agreement, effective April 1, 2006, defines the services to be provided to the Bank and establishes the cost allocation methods for reimbursement to PMIC so that the Bank is equitably responsible for reasonable expenses incurred on its behalf. The initial term of the Agreement expires on December 31, 2006 and is automatically renewed for one year terms on January 1 thereafter until terminated by either party. The Agreement includes an attachment that lists the services to be provided and the applicable charges in detail and will be updated as necessary or upon each renewal. The Agreement provides for monthly invoices to the Bank for its allocable costs incurred with payment due when invoiced.

The foregoing is only intended to be a summary description of the referenced Agreement and is not intended to be a complete discussion. Accordingly, the foregoing is qualified entirely by the full text of the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The Cost Sharing Agreement entered into between the Bank and PMIC dated January 1, 2005 and filed as Exhibit 10.1 to Registrant's Form 10-Q for the period ended March 31, 2005 has been replaced by the Agreement described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) The Cost Sharing Agreement referenced in Item 1.01 above is attached as Exhibit 10.1.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

April 6, 2006	By:	William G. Filer II

Name: William G. Filer II
Title: Executive VP & CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Cost Sharing Agreement effective April 1, 2006 between EvergreenBank and PEMCO Mutual Insurance Company